Exhibit 99.1

CONTACT:	Rick Howe Director, Corporate Communications 858.207.5859 richard.howe@biomedrealty.com
BIOMED REALTY TRUST REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
SAN DIEGO, Calif. – May 3, 2010 – BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on Providing Real Estate to the Life Science Industry®, today announced financial results for the first quarter ended March 31, 2010.
First Quarter 2010 Highlights
•	Achieved record rental revenues for the first quarter of $70.6 million, up 3.2% from $68.4 million in the same period in 2009.

•	Generated funds from operations (FFO) for the quarter of $0.33 per diluted share, or $34.0 million.

•	Completed the acquisition of a land parcel in the San Diego market and entered into an agreement with Isis Pharmaceuticals, Inc. to lease 100% of a 176,000 square foot research facility to be developed by BioMed at the new property.

•	Acquired two fully-leased life science buildings comprising approximately 82,400 square feet located at 55 and 65 West Watkins Mill Road in Gaithersburg, Maryland.

•	Executed 13 leasing transactions representing approximately 155,000 square feet:
o	Eight new leases totaling approximately 84,500 square feet.

o	Five leases amended to extend their terms, totaling approximately 70,500 square feet.
•	Voluntarily prepaid $100.0 million of the $250.0 million previously outstanding under the company’s secured term loan, reducing the outstanding balance under the secured term loan to $150.0 million.

•	Repurchased approximately $6.3 million principal amount of exchangeable notes at face value, resulting in a loss on extinguishment of debt of $254,000.

•	Completed a private placement of $180.0 million of 3.75% exchangeable senior notes due 2030.

•	Raised approximately $15.4 million in net proceeds from the sale of 951,000 shares of common stock under the company’s continuous offering program established in September 2009.

•	Promoted Matthew G. McDevitt to Executive Vice President, Real Estate.
Commenting on the first quarter results, Alan D. Gold, BioMed’s Chairman and Chief Executive Officer, said, “BioMed’s operating and financial results remained consistent and were very solid in the first quarter. In addition, the acquisition of two buildings in Gaithersburg, Maryland and our commencement of an exciting build-to-suit project for Isis Pharmaceuticals exemplify our growth strategy by investing in well-located research facilities leased to high quality life science tenants. As has been our plan and practice, we continue to pursue acquisition opportunities which support our tenants’ growing life science real estate needs, add world-class life science companies to our premier tenant roster and expand our footprint in the core U.S. life science markets.”
First Quarter Financial Results
Total revenues for the first quarter were $92.8 million, compared to $94.0 million for the same period in 2009. Rental revenues for the first quarter were $70.6 million, compared to $68.4 million for the same period in 2009, an increase of 3.2%.
The same property portfolio was 86.8% leased as of March 31, 2010. Same property net operating income on a cash basis decreased 1.5% for the quarter compared to the same period in 2009. Excluding four properties for which lease terminations resulted in the company recognizing $10.3 million of other income during 2009, net operating income on a cash basis increased 1.9%, primarily as a result of contractual rent escalations.
Net income available to common stockholders for the first quarter was $4.3 million, or $0.04 per diluted share, compared to $19.0 million, or $0.23 per diluted share, for the same period in 2009. FFO for the quarter was $34.0 million, or $0.33 per diluted share, compared to $47.7 million, or $0.56 per diluted share, for the same period in 2009.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.
Financing Activity
At March 31, 2010, the company’s debt to total assets ratio was 42.4%. During the first quarter, the company completed the following financing transactions:
•	Voluntary prepayment of $100.0 million of the $250.0 million previously outstanding under the company’s secured term loan, reducing the outstanding balance to $150.0 million and releasing certain properties that were pledged as security under the secured term loan.
•	Repurchase of approximately $6.3 million principal amount of exchangeable notes at face value, resulting in a loss on extinguishment of debt of $254,000.
•	Private placement of $180.0 million of 3.75% exchangeable senior notes due 2030.

•	Issuance of 951,000 shares of common stock under the company’s continuous offering program, raising approximately $15.4 million in net proceeds.
After the quarter’s end, the company announced several significant events related to the company’s credit profile and capital structure:
•	On April 13, 2010, the company announced that it received investment grade corporate credit ratings from Standard & Poor’s Rating Services and Moody’s Investors Service. As a result, BioMed Realty Trust, Inc. is the first and only REIT dedicated exclusively to the life science industry with an investment grade credit rating.
•	On April 19, 2010, the company completed a follow-on public offering of common stock, raising approximately $228.1 million in gross proceeds.
•	On April 29, 2010, the company completed the private placement of $250.0 million of 6.125% senior unsecured notes due 2020 at 98.977% of face value.
•	On April 29, 2010, the company voluntarily repaid the $150.0 million remaining balance of the $250.0 million secured term loan.
According to Kent Griffin, President and Chief Financial Officer of BioMed, “Collectively, our accomplishments in April represent a major milestone in our company’s evolution and we view these events as further validation of the quality of BioMed’s assets and tenants and a tremendous testimony to the company’s sustained commitment to a sound financial foundation. More importantly, we believe that we have positioned our company with sufficient liquidity and access to diversified sources of capital that will enable us to effectively execute our business plan and create value for our stockholders.”
Portfolio Update
During the quarter ended March 31, 2010, the company completed the acquisition of a land parcel in the San Diego market and entered into an agreement with Isis Pharmaceuticals to lease 100% of a 176,000 square foot research facility to be developed by BioMed at the new property. In addition, the company acquired two life science buildings comprising approximately 82,400 square feet located at 55 and 65 West Watkins Mill Road in Gaithersburg, Maryland which are 100% leased to MedImmune, Inc., a wholly-owned subsidiary of AstraZeneca PLC, and GenVec, Inc.
The company executed 13 leasing transactions representing approximately 155,000 square feet, comprised of:
•	Eight new leases totaling approximately 84,500 square feet, including:
o	50,000 square foot lease expansion with Ironwood Pharmaceuticals at its 301 Binney Street laboratory research facility in Cambridge, Massachusetts, which is owned through the company’s joint venture with institutional investors advised by Prudential Real Estate Investors.

•	Five leases amended to extend their terms, totaling approximately 70,500 square feet, including:
o	28,700 square foot lease extension with Isis Pharmaceuticals at the Faraday Avenue property in Carlsbad, California.

o	23,460 square foot lease extension with Cephalon, Inc. at the Phoenixville Pike property in Malvern, Pennsylvania.
As of March 31, 2010, BioMed owned or had interests in 114 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. As of March 31, 2010, the company had 119 tenants. The current consolidated operating portfolio’s weighted average leased percentage was approximately 88.0% leased.
The company’s property portfolio included the following as of March 31, 2010:

Rentable
Square Feet
Current operating	8,769,292
Long-term lease up (Pacific Research Center)	1,389,517
Redevelopment	0
Pre-development	152,145
Development	456,000

Total portfolio	10,766,954

Land parcels	1,548,000

Total portfolio	12,314,954

Quarterly and Annual Distributions
BioMed’s board of directors previously declared a first quarter 2010 dividend of $0.14 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from January 16, 2010 through April 15, 2010.
Earnings Guidance
The company has revised its 2010 guidance for net income per diluted share and FFO per diluted share based on the strong first quarter results and to reflect approximately $0.08 of dilution from the company’s common stock offering completed in April 2010, approximately $0.07 of dilution from the $250.0 million senior unsecured notes offering completed in April 2010, and approximately $0.02 of dilution from expenses in the second quarter associated with the announced acquisitions and expenses associated with the pay down of the secured term loan. The company’s revised guidance is set forth and reconciled below.

2010
(Low - High)
Projected net income per diluted share available to common stockholders	$0.13 – $0.23
Add:
Noncontrolling interests in operating partnership	$0.00
Real estate depreciation and amortization	$0.97
Projected FFO per diluted share	$1.10 – $1.20
Consistent with the company’s previously issued 2010 guidance, the company’s revised 2010 guidance does not include the impact of potential future financing and investment activities.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data, as well as the updated Investor Presentation, are available in the Investor Relations section of the company’s website at www.biomedrealty.com.
Teleconference and Webcast
BioMed will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Tuesday, May 4, 2010 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and at www.earnings.com, which will include an online slide presentation to accompany the call, or live by calling 866.383.8009 (domestic) or 617.597.5342(international) with call ID number 59816379. The complete webcast will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Tuesday, May 4, 2010 until midnight Pacific Time on Sunday, May 9, 2010 by calling 888.286.8010 (domestic) or 617.801.6888 (international) and using access code 94437027.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 72 properties, representing 119 buildings with approximately 11.0 million rentable square feet.. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at http://www.biomedrealty.com/.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the rating agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Investments in real estate, net	$3,015,632	$2,971,767
Investments in unconsolidated partnerships	55,968	56,909
Cash and cash equivalents	36,800	19,922
Restricted cash	15,304	15,355
Accounts receivable, net	2,501	4,135
Accrued straight-line rents, net	88,981	82,066
Acquired above-market leases, net	2,741	3,047
Deferred leasing costs, net	81,539	83,274
Deferred loan costs, net	12,124	8,123
Other assets	48,605	38,676

Total assets	$3,360,195	$3,283,274

LIABILITIES AND EQUITY
Mortgage notes payable, net	$667,175	$669,454
Secured term loan	150,000	250,000
Exchangeable senior notes due 2026, net	38,804	44,685
Exchangeable senior notes due 2030	180,000	—
Unsecured line of credit	394,564	397,666
Security deposits	8,003	7,929
Dividends and distributions payable	18,710	18,531
Accounts payable, accrued expenses, and other liabilities	49,532	47,388
Derivative instruments	9,568	12,551
Acquired below-market leases, net	10,062	11,138

Total liabilities	1,526,418	1,459,342
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at March 31, 2010 and December 31, 2009	222,413	222,413
Common stock, $.01 par value, 150,000,000 shares authorized and 100,312,423 and 99,000,269 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	1,003	990
Additional paid-in capital	1,858,212	1,843,551
Accumulated other comprehensive loss	(81,380)	(85,183)
Dividends in excess of earnings	(177,173)	(167,429)

Total stockholders’ equity	1,823,075	1,814,342
Noncontrolling interests	10,702	9,590

Total equity	1,833,777	1,823,932

Total liabilities and equity	$3,360,195	$3,283,274

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	For the Three Months
	Ended March 31,
	2010	2009
Revenues:
Rental	$70,600	$68,419
Tenant recoveries	20,826	21,081
Other income	1,330	4,451

Total revenues	92,756	93,951

Expenses:
Rental operations	17,851	22,152
Real estate taxes	8,722	7,233
Depreciation and amortization	28,915	27,313
General and administrative	6,419	5,280

Total expenses	61,907	61,978

Income from operations	30,849	31,973
Equity in net loss of unconsolidated partnerships	(277)	(301)
Interest income	20	63
Interest expense	(21,260)	(12,080)
Gain/(loss) on derivative instruments	150	(56)
(Loss)/gain on extinguishment of debt	(821)	4,371

Net income	8,661	23,970
Net income attributable to noncontrolling interests	(121)	(705)

Net income attributable to Company	8,540	23,265
Preferred stock dividends	(4,241)	(4,241)

Net income available to common stockholders	$4,299	$19,024

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.04	$0.23

Weighted-average common shares outstanding:
Basic	98,229,996	80,261,363

Diluted	102,577,329	84,499,365

BIOMED REALTY TRUST, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except share data)
(Unaudited)
     Our FFO available to common shares and partnership and LTIP units and a reconciliation to net income for the three months ended March 31, 2010 and 2009 (in thousands, except share data) was as follows:

	Three Months Ended
	March 31,
	2010	2009
Net income available to common stockholders	$4,299	$19,024
Adjustments:
Noncontrolling interests in operating partnership	127	722
Depreciation and amortization — unconsolidated partnerships	662	662
Depreciation and amortization — consolidated entities	28,915	27,313
Depreciation and amortization — allocable to noncontrolling interest of consolidated joint ventures	(22)	(20)

Funds from operations available to common shares and partnership and LTIP units	$33,981	$47,701

Funds from operations per share — diluted	$0.33	$0.56

Weighted-average common shares and partnership and LTIP units outstanding — diluted	102,577,329	84,499,365

     We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.